EXHIBIT 23.3

Independent Auditors’ Consent

Dear Sirs:

We consent to the reference to our firm under the captions “Experts” and “Selected Historical Financial Data of Lehman Brothers” and to the incorporation by reference of our report dated January 10, 2003, with respect to the consolidated statements of financial condition of Lehman Brothers Holdings Inc. and Subsidiaries as of November 30, 2002 and November 30, 2001 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the periods ended November 30, 2002, 2001 and 2000 and the related financial statement schedules included in its Annual Report (Form 10-K) for the year ended November 30, 2002 filed with the Securities and Exchange Commission and in its Annual Report to Stockholders, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-108025) and the related Proxy Statement/Prospectus of Lehman Brothers Holdings for the registration of shares of its common stock.

New York, New York

September 17, 2003